UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2013

RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54444 (Commission File Number)	27-1739487 (I.R.S. Employer Identification Number)
2515 McKinney Avenue, Suite 900 Dallas, Texas (Address of principal executive offices)		75201 (Zip Code)
(214) 871-0400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2013, Red Mountain Resources, Inc. (the “Company”) entered into an Amended and Restated Underwriting Agreement (the “Underwriting Agreement”) with Global Hunter Securities, LLC, as representative of the several underwriters named therein (collectively, the “Underwriters”), pursuant to which the Company will sell to the public and to certain noteholders in cancellation of indebtedness through the Underwriters on a best efforts basis the units (the “Units”), with each unit consisting of one share of 10.0% Series A Cumulative Redeemable Preferred Stock, par value $0.0001 per share and liquidation preference of $25.00 per share (“Series A Preferred Stock”), and one warrant with each warrant entitling the purchaser to purchase up to 25 shares of the Company’s common stock (the “Warrants”), at a public offering price of $22.50 per Unit (such offering, the “Offering”).  The Underwriting Agreement amends and restates that certain underwriting agreement, dated as of July 22, 2013 between the Company and Global Hunter Securities, LLC, as representatives of the Underwriters to increase the number of Units being offered to up to 750,000 Units.

The Units will not be issued or certificated. The shares of Series A Preferred Stock and the Warrants are immediately separable and will be issued separately, but will be purchased together as a Unit in the Offering.  The offer and sale of the Series A Preferred Stock and the Warrants were registered with the Securities and Exchange Commission (the “Commission”) pursuant to a Registration Statement on Form S-3 (File No. 333-186076) (the “Registration Statement”), which became effective on February 1, 2013, and the closing is expected to occur on or about August 27, 2013.

Some of the Underwriters and their affiliates have performed investment and commercial banking and advisory services for the Company and its affiliates from time to time for which they have received customary fees and expenses.  The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business.

The Company will redeem the Series A Preferred Stock on July 15, 2018 at $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date.  As a result, the Series A Preferred Stock will be held as debt on the Company’s balance sheet.

The Underwriting Agreement contains customary representations, warranties, covenants, conditions to closing, termination provisions, indemnification and other obligations of and agreements by the parties. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the discussion in Item 1.01 above with respect to the issuance of the Series A Preferred Stock and the obligation of the Company to redeem the shares of Series A Preferred Stock on July 15, 2018, which discussions are incorporated herein by reference.

Item 8.01 Other Events.

The legal opinion and consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. relating to the issuance and sale of the Warrants is attached as Exhibit 5.1 hereto.  The legal opinion and consent of Carlton Fields, P.A. relating to the issuance and sale of the Series A Preferred Stock and the shares of common stock underlying the Warrants is attached as Exhibit 5.2 hereto.  The legal opinion and consent of Carlton Fields, P.A. relating to the issuance and sale of common stock of the Company in a concurrent offering pursuant to the Registration Statement is attached as Exhibit 5.3 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
1.1*
Amended and Restated Underwriting Agreement, dated August 22, 2013, by and between Red Mountain Resources, Inc. and Global Hunter Securities, LLC, as representative of the several underwriters named therein.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
5.2*	Opinion of Carlton Fields, P.A.
5.3*	Opinion of Carlton Fields, P.A.
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
23.2*	Consent of Carlton Fields, P.A. (included in Exhibit 5.2).
23.3*	Consent of Carlton Fields, P.A. (included in Exhibit 5.3).

_______________

* Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 23, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1*
Amended and Restated Underwriting Agreement, dated August 22, 2013, by and between Red Mountain Resources, Inc. and Global Hunter Securities, LLC, as representative of the several underwriters named therein.

5.1*	Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
5.2*	Opinion of Carlton Fields, P.A.
5.3*	Opinion of Carlton Fields, P.A.
23.1*	Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in Exhibit 5.1).
23.2*	Consent of Carlton Fields, P.A. (included in Exhibit 5.2).
23.3*	Consent of Carlton Fields, P.A. (included in Exhibit 5.3).

_______________

* Filed herewith